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                                                                    Exhibit 23.9

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-38521, 333-38523, 333-38525, 333-38527,
333-38531, 333-38533, 333-38537, 333-38539, 333-48167, 333-61395, 333-65688 and
333-65704), Forms S-4 (No's. 333-61401 and 333-47926) and Form S-3 (No.
333-64979) of Security Capital Group Incorporated of our report dated 14 March 2001 relating to the financial statements of Security Capital (EU) Management Holdings S.A., which is included in the Security Capital Group Incorporated Annual Report on Form 10-K/A.

PricewaterhouseCoopers S.a.r.l.                     Luxembourg, 12 April 2002